                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 19, 2001

                                  VENTAS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         1-10989                      61-1055020
 ------------                     -----------                  ------------
(State or other                 (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


      4360 Brownsboro Road, Suite 115, Louisville, Kentucky        40207-1642
      -----------------------------------------------------------------------
               (Address of principal executive offices)            (Zip Code)

                                 (502) 357-9000
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.
        -------------

     On March 19, 2001, Ventas, Inc. ("Ventas" or the "Company") announced that it reached a definitive, final settlement of Medicare-related issues with the Department of Justice (the "DOJ"). The settlement requires Ventas to pay the United States $103.6 million and was formally approved by the United States Bankruptcy Court for the District of Delaware on March 16, 2001 with its entry of an order confirming the Plan of Reorganization for Vencor, Inc. (the "Plan of Reorganization"). Vencor, the Company's principal tenant, is likely to emerge from bankruptcy in the next 15-45 days. The terms of the settlement have been previously announced.

     The Company did not admit any wrongdoing in reaching the agreement with the DOJ. Its portion of the settlement--$103.6 million--includes a $34 million payment that will be made out of existing cash reserves on the effective date of the Plan of Reorganization. The remaining amount will be paid in equal quarterly installments over five years, at six percent interest. Ventas will also pay $400,000 to the DOJ to cover legal fees. Vencor will pay $26 million to the DOJ for settlement of the Medicare claims. In 1999, Vencor reached a separate agreement with the DOJ related to the settlement of a Medicare overpayment. At that time Vencor agreed to repay the Health Care Financing Administration $90 million, which is currently being paid by Vencor in installments over 5 years.

     Ventas is a real estate investment trust ("REIT") whose properties include 45 hospitals, 216 nursing centers and eight personal care facilities operating in 36 states.

     A copy of the press release issued by the Company on March 19, 2001 is included as an exhibit to this filing and is incorporated herein by reference.

     This Form 8-K includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may, " "could" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake any duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in this Form 8-K and elsewhere in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the treatment of the Company's claims in the chapter 11 cases of its primary tenant, Vencor, Inc. and certain of its affiliates (collectively referred to in this paragraph as "Vencor"), as well as certain of its other tenants, (b) the ability and willingness of Vencor to continue to meet and/or honor its obligations under the agreements the Company and Vencor entered into in connection with the 1998 spin off by the Company of Vencor (the "1998 Spin Off"), including, without limitation, the obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Vencor in the 1998 Spin Off, (c) the ability of Vencor and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) the results of the settlement discussions Vencor and the Company have been engaged in with the federal government seeking to resolve federal civil and administrative claims against them arising from the participation of Vencor facilities in various federal health benefit programs, (k) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (l) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, and (n) final determination of the Company's taxable net income for 2000. Many of such factors are beyond the control of the Company and its management.

Item 7. Financial Statements and Exhibits.
        ----------------------------------

     (a) Financial statements of businesses acquired.

          Not applicable.

     (b) Pro forma financial information.

          Not applicable.

     (c) Exhibits:

          99.1  Press Release dated March 19, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        VENTAS, INC.
                                        (Registrant)

Date: March 20, 2001

                                        By: /s/ T. Richard Riney
                                            ------------------------------
                                            Name:  T. Richard Riney
                                            Title: Executive Vice President and
                                                   General Counsel

                                  EXHIBIT INDEX

Exhibit                   Description
-------                   -----------

99.1                      Press Release dated March 19, 2001.